Exhibit 10.18

FOURTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. EMPLOYEE STOCK OWNERSHIP PENSION PLAN

(As Amended and Restated Effective January 1, 2001)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 9.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, in the following particulars:

1. By substituting the following sentence for the sentence immediately following subparagraph (e) of Section 1.03 of the Plan, effective as of December 1, 2002:

“Notwithstanding the foregoing, until January 1, 2003, the ‘Annual Compensation’ of any Participant employed by Celaris Group, Inc. or Value Added Benefits, Ltd. (including any such Participant employed by Sky Insurance who was previously employed by Celaris Group, Inc. or Valued Added Benefits, Ltd.) as a ‘Producer With Management Responsibilities,’ will not include any commissions received by such Participant for services performed as a Producer With Management Responsibilities.”

2. By substituting the following sentence for the second sentence of Section 2.01 of the Plan, effective as of January 1, 2003:

“Each Employee of Celaris Group, Inc. or Value Added Benefits, Ltd. (including each Employee of Celaris Group, Inc. or Value Added Benefits, Ltd. who becomes or has become an Employee of Sky Insurance) shall participate in the Plan on or after April 1, 2002 and before January 1, 2003, solely in accordance with Section 2.04 of the Plan.”

3. By substituting the following for paragraph (d) of Section 2.01 of the Plan, effective as of January 1, 2003:

“(d) the Employee is not subject to an employment agreement that provides that the Employee is not entitled to contributions under an employer-sponsored pension or employee stock ownership plan.”

4. By adding the phrase “and continuing until December 31, 2002” immediately after the date “April 1, 2002” in the first sentence of Section 2.04 of the Plan, effective as of December 1, 2002.

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I, Thomas A. Sciorilli, on behalf of the Sky Financial Group, Inc. Benefit Plans Committee, hereby certify that the foregoing is a correct copy of a resolution duly adopted by the Committee on November 13, 2002 and that the resolution has not been changed or repealed.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:
A Member of the Committee